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                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934


Date of Report (Date of earliest event reported)            September 2, 1999


                           Commission File #0-18018



                             AEROVOX INCORPORATED
            (Exact name of registrant as specified in its charter)



          Delaware                                              76-0254329
          --------                                              ----------
(State or other jurisdiction of                               (I.R.S.Employer
incorporation or organization)                              Identification No.)



       740 Belleville Avenue, New Bedford, MA                      02745
       -------------------------------------------------------------------------
       (Address of principal executive offices)                  (Zip Code)

                                (508) 994-9661
                                --------------
                         Registrant's telephone number
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ITEM  5.  OTHER EVENTS

On September 2, 1999, Aerovox Inc.("the Company") reported (copy of press release attached) that it has named independent management consultant, Martin A. Zelbow as interim Chief Financial Officer.

Mr. Zelbow will temporarily fill the position vacated by Jeffrey A. Templer until a permanent replacement is hired.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorize;

                                              AEROVOX INCORPORATED


DATE  September 17, 1999                      BY /S/ ROBERT D. ELLIOTT
                                              --------------------------------
                                              Robert D. Elliott, President and
                                              Chief Executive Officer
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FOR IMMEDIATE RELEASE                        Contact:  Lauren Belliveau
                                                       Communications Specialist
                                                       (508) 910-3673


                        Templer Resigns as Aerovox CFO


                 Aerovox Hires Martin A. Zelbow as Interim CFO


NEW BEDFORD, MA - (September 2, 1999) Aerovox Incorporated (Nasdaq/NM: ARVX) announced today it has named independent management consultant, Martin A. Zelbow, as interim Chief Financial Officer.

Mr. Zelbow, who specializes in contract CFO assignments for technology-driven companies, will temporarily fill the position vacated by Jeffrey A. Templer until a permanent replacement is hired.

Mr. Zelbow comes to Aerovox after serving as interim CFO at 17 private and publicly traded companies. He earned his MBA from the Tuck School at Dartmouth College and is a Certified Public Accountant.

"With his extensive experience in interim CFO positions, Martin will be an asset to our company during this period of transition. I am confident that his knowledge and professionalism will provide for a smooth changeover as we search for a new CFO," said President and Chief Executive Officer, Robert D. Elliott.

Mr. Templer, who resigned to pursue another opportunity, will continue to serve Aerovox on a consulting basis.

Aerovox Incorporated is a leading manufacturer of film, paper and aluminum electrolytic capacitors. The company sells its products worldwide principally to original equipment manufacturers of electrical and electronic equipment. Aerovox operates plants in New Bedford, MA; Huntsville, AL; Juarez and Mexico City, Mexico and Weymouth, England.